Exhibit 99.1

CONTACT:	Investor Relations Eric Stoppenhagen +1-949-903-0468 eric@aurasourceinc.com

AuraSource Reaches Agreement for US Oil Shale Development

Scottsdale, Arizona.— November 20, 2009 — AuraSource, Inc.. (Pink Sheets: ARAO.PK), a developer of hydrocarbon clean fuel technology, has entered into an agreement with China Chemical Economic Cooperation Center (“CCECC”), a Chinese governmental division which leads China’s energy and environmental research and development.  Under the agreement, CCECC agreed to license their patented technology to AuraSource in the United States and its territories.

The license allows AuraSource to use the technology to for a period of twenty years.  Additionally, AuraSource and CCECC agreed to conduct experiments and analysis on various mineral deposits and start a detailed feasibility study and business planning on the first phase of construction of a one million ton oil shale refinery in the United States.

CCECC’s technology consists of patents, patents pending and other intellectual property for the process of extracting fuel, such as lightweight fuel oil and oil dry gas, from bituminous oil shale by low temperature catalyzing.  This process is more efficient and cleaner than current alternatives in use today.

Cao Zhide, CCECC’s President, commented that, “Alternative energy technology for oil substitution is part of the Sino-US Energy Research Cooperation framework. CCECC is currently working with AuraSource and its investment partner to construct a one million ton oil shale refinery and demonstration venture in Qinzhou, China. We plan to further assist AuraSource to develop one of the most efficient large scale oil shale processing plant in the US.”

Philip Liu, AuraSource’s CEO, stated, “We aim to develop clean energy technology which is more economical and scaleable than other current technologies in use today.  CCECC's low temperature catalyzing technology has overall reliability, thermal efficiency with an optimum production streaming line system, and utilization of organic heating value in all phases of production. AuraSource will further apply for a US RD&D oil shale lease and partner with an oil shale resource development firm to develop a refinery demonstration venture within the United States.”

For more information about AuraSource, please visit www.aurasourceinc.com.

About Oil Shale in the United States

Oil shale is a hydrocarbon bearing rock from which technology can extract petroleum-like oil. Worldwide oil shale deposits are estimated to contain 2.8-3.3 trillion barrels of oil equivalent, of which the majority (2 trillion barrels) is located in the United States. The richest, most concentrated US oil shale deposits are located in Colorado, Utah and Wyoming. These deposits contain approximately 1.2 trillion barrels.

The current oil shale conversion methods are surface retorting and in-situ process. Surface retorting consists of three steps: 1) oil shale mining and preparation; 2) pyrolysis of oil shale; 3) oil refinery. In-situ process involves no mining. It is feasible for deeper, thicker deposits, not as amenable to surface or deep mining methods.

SAFE HARBOR STATEMENT

The information contained in this press release includes forward-looking statements.  These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Examples of forward-looking statements include statements related to the success of our products, the business opportunity offered by our services, the growth of our company and our compliance with the continued reporting requirements.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.  Factors that could cause actual results to differ and vary materially from expectations include, among others, our ability raise additional capital, to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission.  These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us.  All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.  Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.   The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.
###